Exhibit 3.2.1

                                     By-Laws

                                       of

                          BEN & JERRY'S HOMEMADE, INC.

                                    Article V

                                 Shares of Stock

                 Stock Certificates. Each shareholder shall be entitled to a certificate representing the shares of the Corporation owned by him, under the corporate seal or a facsimile thereof, in such form as may be prescribed from time to time by the directors. The certificate shall be signed (either manually or by facsimile) by the President or a Vice-President, and by the Treasurer or the Secretary. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the time of its issue.

                  Every certificate representing the Corporation's shares which are subject to any restriction on transfer pursuant to the Articles of Association, the By-Laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back thereof either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate representing the Corporation's shares issued when the Corporation is authorized to issue more than one class or series of shares shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
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